FOR IMMEDIATE RELEASE May 4, 2016	CONTACTS:
	News Media Jim Monroe	202-624-6620

	Financial Community Douglas Bonawitz	202-624-6129
WGL Holdings, Inc. Reports Second Quarter Fiscal Year 2016 Financial Results;
Affirms Fiscal Year 2016 Non-GAAP Guidance

•	Consolidated GAAP earnings per share up — $2.11 per share vs. $1.63 per share

•	Second quarter operating earnings per share down — $1.78 per share vs. $2.02 per share

•	Operating earnings guidance for fiscal year 2016 — affirming a range of $3.00 per share to $3.20 per share
Consolidated Results
WGL Holdings, Inc. (NYSE: WGL), the parent company of Washington Gas Light Company (Washington Gas) and other energy-related subsidiaries, today reported net income applicable to common stock determined in accordance with generally accepted accounting principles in the United States of America (GAAP) for the quarter ended March 31, 2016, of $106.3 million, or $2.11 per share, an improvement of $24.8 million, or $0.48 per share, over net income applicable to common stock of $81.5 million, or $1.63 per share, reported for the quarter ended March 31, 2015.
For the six months ended March 31, 2016, net income applicable to common stock was $174.5 million, or $3.48 per share, an improvement of $29.2 million, or $0.58 per share, over net income applicable to common stock of $145.3 million, or $2.90 per share, for the same period of the prior fiscal year.
On a consolidated basis, WGL uses operating earnings (loss) to evaluate overall financial performance, and evaluates segment financial performance based on earnings before interest and taxes, as adjusted (adjusted EBIT). Both operating earnings (loss) and adjusted EBIT adjust for the accounting recognition of certain transactions that are not representative of the ongoing earnings of the company. Additionally, we believe that adjusted EBIT enhances the ability to evaluate segment performance because it excludes interest and income tax expense, which are affected by corporate-wide strategies such as capital financing and tax sharing allocations. Operating earnings (loss) and adjusted EBIT are non-GAAP financial measures, which are not recognized in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. Refer to “Reconciliation of Non-GAAP Financial Measures,” attached to this news release, for a more detailed discussion of management’s use of these measures and for reconciliations to GAAP financial measures.
For the quarter ended March 31, 2016, operating earnings were $89.5 million, or $1.78 per share, compared to operating earnings of $101.0 million, or $2.02 per share, for the same quarter of the prior fiscal year. For the six months ended March 31, 2016, operating earnings were $148.7 million, or $2.96 per share, compared to operating earnings of $159.0 million, or $3.18 per share, for the same period of the prior fiscal year.

“I am happy to announce another solid quarter of earnings at WGL Holdings,” said Terry McCallister, Chairman and Chief Executive Officer. “Adjusted EBIT improved compared to the second quarter of 2015 in both the regulated utility and in our commercial energy systems segments. The utility continues to benefit from new customers and from rate base growth driven by our accelerated infrastructure replacement programs, and the systems segment has seen improved earnings fueled by investments in distributed generation assets and by growth in our energy efficiency contracting business. While current market pricing has lowered results in the quarter compared to the prior year in the midstream energy services segment, we expect results there to improve in the second half and to exceed our original plans for this business. Our retail energy-marketing business also realized lower results for the quarter, but as we have noted before, earnings in the segment were unusually high in 2015 driven in part by weather related portfolio optimization results.”

“While we are disappointed in the recent decision by the New York State Department of Environmental Conservation to deny approval for the Constitution pipeline, we remain committed to the project and to finding a path forward for this needed infrastructure investment. We are, however, still evaluating the accounting impacts of this development as well as any potential impacts to our financial forecasts.”

Second Quarter Results by Business Segment

Regulated Utility
For the three months ended March 31, 2016, the regulated utility segment reported adjusted EBIT of $153.9 million, compared to adjusted EBIT of $152.4 million for the same quarter of the prior fiscal year. For the six months ended March 31, 2016, the regulated utility segment reported adjusted EBIT of $240.5 million, compared to adjusted EBIT of $249.0 million for the same period of the prior fiscal year.
For both the three and six months ended March 31, 2016 comparisons, adjusted EBIT reflects: (i) higher revenues from customer growth; (ii) higher rate recovery related to our accelerated pipe replacement programs and (iii) lower expenses associated with employee incentives. For both period-to-period comparisons, these favorable variances were partially offset by: (i) the negative effects of certain natural gas consumption patterns in the District of Columbia; (ii) lower realized margins associated with our asset optimization program and (iii) a decrease in the recovery of carrying costs on lower average storage gas inventory balances. The comparison for the six months ended March 31, 2016, also reflects higher labor and support activity costs, higher depreciation expense related to the growth in our utility plant and other taxes.
Retail Energy-Marketing
For the three months ended March 31, 2016, the retail energy-marketing segment reported adjusted EBIT of $8.4 million, compared to adjusted EBIT of $27.0 million for the same quarter of the prior fiscal year. For the six months ended March 31, 2016, the retail energy-marketing segment reported adjusted EBIT of $13.6 million, compared to adjusted EBIT of $36.0 million for the same period of the prior fiscal year.
For both the three and six months ended March 31, 2016, the decline in adjusted EBIT primarily reflects lower natural gas margins due to a decrease in portfolio optimization activity that returned to more historical levels during these periods and lower electric margins due to higher capacity charges from the regional power grid operator (PJM). Further contributing to these unfavorable variances were higher operating expenses primarily due to commercial broker fees.
Commercial Energy Systems
For the three months ended March 31, 2016, the commercial energy systems segment reported adjusted EBIT of $2.3 million, an increase of $0.6 million, over adjusted EBIT of $1.7 million for the same quarter of the prior fiscal year. For the six months ended March 31, 2016, the commercial energy systems segment reported adjusted EBIT of $4.5 million, an increase of $1.6 million, over adjusted EBIT of $2.9 million, for the same period of the prior fiscal year. The increase in adjusted EBIT reflects: (i) improved margins from the energy-efficiency contracting business and (ii) the growth in distributed generation assets in service, including higher income from state rebate programs and solar renewable energy credit sales. Additionally, there were improved results in our investment solar businesses related to changes in the recognition of earnings for our solar partnership. These improvements were partially offset by a $3.0 million impairment related to our investment in thermal solar projects recorded during the three month period and higher operating and depreciation expenses.

Midstream Energy Services
For the three months ended March 31, 2016, the midstream energy services segment reported adjusted EBIT of $(8.4) million, compared to adjusted EBIT of $(3.1) million for the same quarter of the prior fiscal year. For the six months ended March 31, 2016, the midstream energy services segment reported adjusted EBIT of $4.8 million, an increase of $5.3 million, over adjusted EBIT of $(0.5) million for the same period of the prior fiscal year.
For the three months ended March 31, 2016, the decline in adjusted EBIT when compared to the same period in the prior fiscal year is primarily related to the recognition of losses associated with current market pricing. We anticipate these losses will reverse by fiscal year-end as we realize the value of economic hedging transactions we executed during the first two quarters and as certain contractual procedures approach resolution. For the six months ended March 31, 2016, the increase in adjusted EBIT primarily reflects favorable spreads when compared to the same period in the prior fiscal year.
Earnings Outlook
We are affirming our consolidated non-GAAP operating earnings estimate for fiscal year 2016 in a range of $3.00 per share to $3.20 per share. This guidance does not include any potential impacts related to the decision by the New York Department of Environmental Conservation to deny the section 401 certification for the Constitution pipeline, other than a reduction in forecasted AFUDC related to the project. In providing fiscal year 2016 earnings guidance, management is aware that there could be differences between reported GAAP earnings and estimated operating earnings due to matters such as, but not limited to, unrealized mark-to-market positions for our energy-related derivatives. At this time, WGL management is not able to reasonably estimate the aggregate impact of these items on reported earnings and therefore is not able to provide a corresponding GAAP equivalent for its operating earnings guidance.
We assume no obligation to update this guidance. The absence of any statement by us in the future should not be presumed to represent an affirmation of this earnings guidance. For the assumptions underlying this guidance, please refer to the slides accompanying our webcast that will be posted to WGL’s website, www.wglholdings.com.
Other Information
We will hold a conference call at 10:30 a.m., Eastern Time on May 5, 2016, to discuss our second quarter fiscal year 2016 financial results. The live conference call will be available to the public via a link located on WGL’s website, www.wglholdings.com. To hear the live webcast, click on “Investor Relations” then “Events & Webcasts.” The webcast and related slides will be archived on WGL’s website through at least June 5, 2016.
WGL, headquartered in Washington, D.C., is a leading source for clean, efficient and diverse energy solutions. With activities and assets across the U.S., WGL consists of Washington Gas, WGL Energy, WGL Midstream and Hampshire Gas. WGL provides natural gas, electricity, green power and energy services, including generation, storage, transportation, distribution, supply and efficiency. Our calling as a company is to make energy surprisingly easy for our employees, our community and all our customers. Whether you are a homeowner or renter, small business or multinational corporation, state and local or federal agency, WGL is here to provide Energy Answers. Ask Us. For more information, visit us at www.wglholdings.com.
Unless otherwise noted, earnings per share amounts are presented on a diluted basis, and are based on weighted average common and common equivalent shares outstanding.
Please see the attached comparative statements for additional information on our operating results. Also attached to this news release are reconciliations of non-GAAP financial measures.
Forward-Looking Statements
This news release and other statements by us include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the outlook for earnings, revenues, dividends and other future financial business performance or strategies and expectations. Forward-looking statements are typically identified by words such as, but not limited to, “estimates,” “expects,” “anticipates,” “intends,” “believes,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.” Although we believe such forward-looking statements are based on reasonable assumptions, we cannot give assurance that every objective will be achieved. Forward-looking statements speak only as of today, and we assume no duty to update them. Factors that could cause actual results to differ materially from those expressed or implied include, but are not limited to, general economic conditions and the factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K and other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission.

WGL Holdings, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	March 31, 2016	September 30, 2015
ASSETS
Property, Plant and Equipment
At original cost	$5,199,734	$5,003,910
Accumulated depreciation and amortization	(1,367,215)	(1,331,182)
Net property, plant and equipment	3,832,519	3,672,728
Current Assets
Cash and cash equivalents	9,874	6,733
Accounts receivable, net	577,622	358,491
Storage gas	133,947	211,443
Derivatives and other	202,765	171,874
Total current assets	924,208	748,541
Deferred Charges and Other Assets	902,838	840,090
Total Assets	$5,659,565	$5,261,359
CAPITALIZATION AND LIABILITIES
Capitalization
Common shareholders’ equity	$1,395,114	$1,243,247
Washington Gas Light Company preferred stock	28,173	28,173
Long-term debt	1,194,251	944,201
Total capitalization	2,617,538	2,215,621
Current Liabilities
Notes payable and current maturities of long-term debt	329,307	357,000
Accounts payable and other accrued liabilities	349,746	325,146
Derivatives and other	306,849	300,768
Total current liabilities	985,902	982,914
Deferred Credits	2,056,125	2,062,824
Total Capitalization and Liabilities	$5,659,565	$5,261,359

WGL Holdings, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
(In thousands, except per share data)	2016	2015	2016	2015
OPERATING REVENUES
Utility	$442,837	$606,505	$730,990	$988,217
Non-utility	392,852	395,228	718,083	762,753
Total Operating Revenues	835,689	1,001,733	1,449,073	1,750,970
OPERATING EXPENSES
Utility cost of gas	121,055	310,138	171,080	439,842
Non-utility cost of energy-related sales	351,720	356,535	634,207	693,103
Operation and maintenance	103,933	104,287	199,352	196,667
Depreciation and amortization	33,170	30,103	64,582	59,463
General taxes and other assessments	51,400	57,784	87,932	97,167
Total Operating Expenses	661,278	858,847	1,157,153	1,486,242
OPERATING INCOME	174,411	142,886	291,920	264,728
Equity in earnings of unconsolidated affiliates	4,768	1,832	6,031	2,976
Other income (expenses) — net	795	338	1,774	(4,017)
Interest expense	12,999	13,254	25,759	25,564
INCOME BEFORE TAXES	166,975	131,802	273,966	238,123
INCOME TAX EXPENSE	60,357	50,017	98,847	92,120
NET INCOME	$106,618	$81,785	$175,119	$146,003
Dividends on Washington Gas Light Company preferred stock	330	330	660	660
NET INCOME APPLICABLE TO COMMON STOCK	$106,288	$81,455	$174,459	$145,343
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	50,009	49,720	49,918	49,851
Diluted	50,282	49,983	50,166	50,055
EARNINGS PER AVERAGE COMMON SHARE
Basic	$2.13	$1.64	$3.49	$2.92
Diluted	$2.11	$1.63	$3.48	$2.90

WGL Holdings, Inc.
Consolidated Financial and Operating Statistics
(Unaudited)

FINANCIAL STATISTICS

	Twelve Months Ended March 31,
	2016	2015
Closing Market Price — end of period	$72.37	$56.40
52-Week Market Price Range	$74.10 - $51.86	$59.08-$37.77
Price Earnings Ratio	22.5	16.7
Annualized Dividends Per Share	$1.95	$1.85
Dividend Yield	2.7%	3.3%
Return on Average Common Equity	11.9%	13.4%
Total Interest Coverage (times)	5.8	7.1
Book Value Per Share — end of period	$27.72	$26.22
Common Shares Outstanding — end of period (thousands)	50,337	49,729
UTILITY GAS STATISTICS

	Three Months Ended March 31,				Six Months Ended March 31,				Twelve Months Ended March 31,
(In thousands)	2016		2015		2016		2015		2016		2015
Operating Revenues
Gas Sold and Delivered
Residential — Firm	$279,973		$411,386		$447,661		$655,120		$609,207		$827,935
Commercial and Industrial — Firm	59,679		92,036		96,288		148,454		135,772		193,001
Commercial and Industrial — Interruptible	1,087		1,256		1,606		1,974		2,209		2,499
Electric Generation	275		275		550		550		1,100		1,100
	341,014		504,953		546,105		806,098		748,288		1,024,535
Gas Delivered for Others
Firm	80,492		77,819		142,396		133,940		213,660		199,059
Interruptible	16,831		20,857		28,336		34,593		46,220		53,383
Electric Generation	205		107		381		239		695		508
	97,528		98,783		171,113		168,772		260,575		252,950
	438,542		603,736		717,218		974,870		1,008,863		1,277,485
Other	4,295		2,769		13,772		13,347		36,954		38,887
Total	$442,837		$606,505		$730,990		$988,217		$1,045,817		$1,316,372

	Three Months Ended March 31,				Six Months Ended March 31,				Twelve Months Ended March 31,
(In thousands of therms)	2016		2015		2016		2015		2016		2015
Gas Sales and Deliveries
Gas Sold and Delivered
Residential — Firm	321,765		410,701		474,689		627,760		581,803		735,038
Commercial and Industrial — Firm	79,817		98,729		124,709		157,907		164,345		197,483
Commercial and Industrial — Interruptible	1,332		390		2,051		1,445		2,678		2,177
	402,914		509,820		601,449		787,112		748,826		934,698
Gas Delivered for Others
Firm	218,692		279,133		351,970		439,139		470,956		565,683
Interruptible	82,999		93,488		145,534		171,147		234,651		269,082
Electric Generation	59,154		28,955		102,380		55,210		226,231		140,484
	360,845		401,576		599,884		665,496		931,838		975,249
Total	763,759		911,396		1,201,333		1,452,608		1,680,664		1,909,947
Utility Gas Purchase Expense (excluding asset optimization)	34.12	¢	56.88	¢	34.83	¢	56.63	¢	37.81	¢	57.26	¢
HEATING DEGREE DAYS
Actual	1,996		2,471		2,952		3,726		3,155		4,003
Normal	2,098		2,107		3,429		3,450		3,737		3,758
Percent Colder (Warmer) than Normal	(4.9)%		17.3%		(13.9)%		8.0%		(15.6)%		6.5%
Average Active Customer Meters	1,144,147		1,132,836		1,139,798		1,127,843		1,136,067		1,123,632
WGL ENERGY SERVICES
Natural Gas Sales
Therm Sales (thousands of therms)	315,900		314,500		505,500		515,600		702,900		714,100
Number of Customers (end of period)	139,400		150,000		139,400		150,000		139,400		150,000
Electricity Sales
Electricity Sales (thousands of kWhs)	3,192,700		2,988,200		6,119,200		5,656,700		12,519,400		11,468,500
Number of Accounts (end of period)	134,400		150,100		134,400		150,100		134,400		150,100
WGL ENERGY SYSTEMS
Megawatts in service	134		87		134		87		134		87
Megawatt hours generated	43,691		27,902		77,306		52,771		171,598		112,006

WGL Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

The tables below reconcile adjusted EBIT on a segment basis to GAAP income (loss) before income taxes and reconcile operating earnings (loss) on a consolidated basis to GAAP net income (loss) applicable to common stock. Management believes that adjusted EBIT and operating earnings (loss) provide a more meaningful representation of our earnings from ongoing operations on a segment and consolidated basis, respectively. These measures facilitate analysis by providing consistent and comparable measures to help management, investors and analysts better understand and evaluate our operating results and performance trends, and assist in analyzing period-to-period comparisons. Additionally, we use these non-GAAP measures to report to the board of directors and to evaluate management’s performance.
To derive our non-GAAP measures, we adjust for the accounting recognition of certain transactions (non-GAAP adjustments) based on at least one of the following criteria:

•	To better match the accounting recognition of transactions with their economics;

•	To better align with regulatory view/recognition;

•	To eliminate the effects of:

i.	Significant out of period adjustments;

ii.	Other significant items that may obscure historical earnings comparisons and are not indicative of performance trends; and

iii.	For adjusted EBIT, other items which may obscure segment comparisons.
There are limits in using adjusted EBIT and operating earnings (loss) to analyze our segment and consolidated results, respectively, as they are not prepared in accordance with GAAP and may be different than non-GAAP financial measures used by other companies. In addition, using adjusted EBIT and operating earnings (loss) to analyze our results may have limited value as they exclude certain items that may have a material impact on our reported financial results. We compensate for these limitations by providing investors with the attached reconciliations to the most directly comparable GAAP financial measures.
The following table summarizes the reconciliations of adjusted EBIT by segment to income before income taxes:

	Three Months Ended March 31,		Six Months Ended March 31,
(In thousands)	2016	2015	2016	2015
Adjusted EBIT:
Regulated utility	$153,915	$152,395	$240,538	$248,951
Retail energy-marketing	8,376	27,031	13,621	35,986
Commercial energy systems	2,338	1,683	4,533	2,851
Midstream energy services	(8,373)	(3,062)	4,756	(496)
Other activities(*)	(1,476)	(846)	(2,256)	(2,320)
Eliminations	(621)	(19)	(594)	(51)
Total	$154,159	$177,182	$260,598	$284,921
Non-GAAP adjustments(1)	25,815	(32,126)	39,127	(21,234)
Interest expense	12,999	13,254	25,759	25,564
Income before income taxes	$166,975	$131,802	$273,966	$238,123
Income tax expense	60,357	50,017	98,847	92,120
Dividends on Washington Gas preferred stock	330	330	660	660
Net income applicable to common stock	$106,288	$81,455	$174,459	$145,343

(*)	Activities and transactions that are not significant enough on a stand-alone basis to warrant treatment as an operating segment and that do not fit into one of our four operating segments.

WGL Holdings, Inc. (Consolidated by Quarter)
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

The following tables represent the reconciliation of operating earnings to net income applicable to common stock (consolidated by quarter):

Fiscal Year 2016
	Quarterly Period Ended*
(In thousands, except per share data)	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Fiscal Year
Operating earnings	$59,205	$89,490			$148,695
Non-GAAP adjustments(1)	13,312	25,815			39,127
Income tax effect of non-GAAP adjustments	(4,346)	(9,017)			(13,363)
Net income applicable to common stock	$68,171	$106,288			$174,459
Diluted average common shares outstanding	50,030	50,282			50,166
Operating earnings per share	$1.18	$1.78			$2.96
Per share effect of non-GAAP adjustments	0.18	0.33			0.52
Diluted earnings per average common share	$1.36	$2.11			$3.48
Fiscal Year 2015
	Quarterly Period Ended*
(In thousands, except per share data)	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Fiscal Year
Operating earnings	$58,004	$101,034			$159,038
Non-GAAP adjustments(1)	10,892	(32,126)			(21,234)
Income tax effect of non-GAAP adjustments	(5,008)	12,547			7,539
Net income applicable to common stock	$63,888	$81,455			$145,343
Diluted average common shares outstanding	50,091	49,983			50,055
Operating earnings per share	$1.16	$2.02			$3.18
Per share effect of non-GAAP adjustments	0.12	(0.39)			(0.28)
Diluted earnings per average common share	$1.28	$1.63			$2.90
* Quarterly earnings per share may not sum to year-to-date or annual earnings per share as quarterly calculations are based on weighted average common and common equivalent shares outstanding, which may vary for each of those periods.

WGL Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

(1) The following tables summarize non-GAAP adjustments, by operating segment and present a reconciliation of adjusted EBIT to EBIT. EBIT is defined as earnings before interest and taxes from continuing operations. Items we do not include in EBIT are interest expense, inter-company financing activity, dividends on Washington Gas preferred stock, and income taxes.

Three Months Ended March 31, 2016
(In thousands)	Regulated Utility	Retail Energy- Marketing	Commercial Energy Systems	Midstream Energy Services	Other Activities	Eliminations	Total
Adjusted EBIT	$153,915	$8,376	$2,338	$(8,373)	$(1,476)	$(621)	$154,159
Non-GAAP adjustments:
Unrealized mark-to-market valuations on energy-related derivatives(a)	13,693	(5,298)	—	11,486	—	—	19,881
Storage optimization program(b)	(826)	—	—	—	—	—	(826)
DC weather impact(c)	(2,511)	—	—	—	—	—	(2,511)
Distributed generation asset related investment tax credits(d)	—	—	(1,316)	—	—	—	(1,316)
Change in measured value of inventory(e)	—	—	—	10,587	—	—	10,587
Total non-GAAP adjustments	$10,356	$(5,298)	$(1,316)	$22,073	$—	$—	$25,815
EBIT	$164,271	$3,078	$1,022	$13,700	$(1,476)	$(621)	$179,974

Three Months Ended March 31, 2015
(In thousands)	Regulated Utility	Retail Energy- Marketing	Commercial Energy Systems	Midstream Energy Services	Other Activities	Eliminations	Total
Adjusted EBIT	$152,395	$27,031	$1,683	$(3,062)	$(846)	$(19)	$177,182
Non-GAAP adjustments:
Unrealized mark-to-market valuations on energy-related derivatives(a)	(27,979)	11,395	—	(7,478)	—	—	(24,062)
Storage optimization program (b)	1,581	—	—	—	—	—	1,581
DC weather impact(c)	4,283	—	—	—	—	—	4,283
Distributed generation asset related investment tax credits(d)	—	—	(961)	—	—	—	(961)
Change in measured value of inventory(e)	—	—	—	(12,967)	—	—	(12,967)
Total non-GAAP adjustments	$(22,115)	$11,395	$(961)	$(20,445)	$—	$—	$(32,126)
EBIT	$130,280	$38,426	$722	$(23,507)	$(846)	$(19)	$145,056

WGL Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Six Months Ended March 31, 2016
(In thousands)	Regulated Utility	Retail Energy- Marketing	Commercial Energy Systems	Midstream Energy Services	Other Activities	Eliminations	Total
Adjusted EBIT	$240,538	$13,621	$4,533	$4,756	$(2,256)	$(594)	$260,598
Non-GAAP adjustments:
Unrealized mark-to-market valuations on energy-related derivatives(a)	33,116	(11,110)	—	22,322	—	—	44,328
Storage optimization program(b)	(351)	—	—	—	—	—	(351)
DC weather impact(c)	(9,743)	—	—	—	—	—	(9,743)
Distributed generation asset related investment tax credits(d)	—	—	(2,568)	—	—	—	(2,568)
Change in measured value of inventory(e)	—	—	—	7,461	—	—	7,461
Total non-GAAP adjustments	$23,022	$(11,110)	$(2,568)	$29,783	$—	$—	$39,127
EBIT	$263,560	$2,511	$1,965	$34,539	$(2,256)	$(594)	$299,725

Six Months Ended March 31, 2015
(In thousands)	Regulated Utility	Retail Energy- Marketing	Commercial Energy Systems	Midstream Energy Services	Other Activities	Eliminations	Total
Adjusted EBIT	$248,951	$35,986	$2,851	$(496)	$(2,320)	$(51)	$284,921
Non-GAAP adjustments:
Unrealized mark-to-market valuations on energy-related derivatives(a)	(2,902)	(13,455)	—	851	—	—	(15,506)
Storage optimization program (b)	(2,599)	—	—	—	—	—	(2,599)
DC weather impact(c)	1,457	—	—	—	—	—	1,457
Distributed generation asset related investment tax credits(d)	—	—	(1,870)	—	—	—	(1,870)
Change in measured value of inventory(e)	—	—	—	2,909	—	—	2,909
Investment impairment(f)	—	—	—	—	(5,625)	—	(5,625)
Total non-GAAP adjustments	$(4,044)	$(13,455)	$(1,870)	$3,760	$(5,625)	$—	$(21,234)
EBIT	$244,907	$22,531	$981	$3,264	$(7,945)	$(51)	$263,687

Footnotes:

(a)
Adjustments to eliminate unrealized mark-to-market gains (losses) for our energy-related derivatives for our regulated utility and retail energy-marketing operations as well as certain derivatives related to the optimization of transportation capacity for the midstream energy services segment. With the exception of certain transactions related to the optimization of system capacity assets as discussed in footnote (b) below, when these derivatives settle, the realized economic impact is reflected in our non-GAAP results, as we are only removing interim unrealized mark-to-market amounts.

(b)
Adjustments to shift the timing of storage optimization margins for the regulated utility segment from the periods recognized for GAAP purposes to the periods in which such margins are recognized for regulatory sharing purposes. In addition, lower-of-cost or market adjustments related to system and non-system storage optimization are eliminated for non-GAAP reporting, since the margins will be recognized for regulatory purposes when the withdrawals are made at the unadjusted historical cost of storage inventory.

(c)
Eliminates the estimated financial effects of warm or cold weather in the District of Columbia, as measured consistent with our regulatory tariff. Washington Gas has regulatory weather protection mechanisms in Maryland and Virginia designed to neutralize the estimated financial effects of weather. Utilization of normal weather is an industry standard, and it is our practice to evaluate our rate-regulated revenues by utilizing normal weather and to provide estimates and guidance on the basis of normal weather.

(d)
To reclassify the amortization of deferred investment tax credits from income taxes to operating income for the commercial energy systems segment. These credits are a key component of the operating success of this segment and therefore are included within adjusted EBIT to help management and investors better assess the segment's performance.

(e)
For our midstream energy services segment, adjustments to reflect storage inventory at market or at a value based on the price used to value the physical forward sales contract that is economically hedging the storage inventory. This adjustment also includes the estimated effects of certain sharing mechanisms on all of our non-GAAP unrealized gains and losses. Adjusting our storage optimization inventory in this fashion better aligns the settlement of both our physical and financial transactions and allows investors and management to better analyze the results of our non-utility asset optimization strategies.

(f)
Represents an impairment of an equity investment in a solar holding company, accounted for at cost, which occurred in the first quarter of fiscal year 2015. We did not believe this impairment charge was indicative of our historical or future performance trends.